UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 25, 2006

                                  -------------

                            LIFEPOINT HOSPITALS, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                          0-51251               20-1538254
(State or Other Jurisdiction            (Commission            (IRS Employer
     of Incorporation)                  File Number)         Identification No.)


                 103 Powell Court, Suite 200
                     Brentwood, Tennessee                         37027
           (Address of principal executive offices)             (Zip Code)

                                 (615) 372-8500
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



                         Exhibit Index located on Page 4

Item 1.01    Entry Into a Material Definitive Agreement

             Effective June 25, 2006, LifePoint CSGP, LLC, a subsidiary of LifePoint Hospitals, Inc., a Delaware corporation (the "Company") entered into a Separation Agreement with Kenneth C. Donahey, who had served as the Company's chairman, president and chief executive officer. The following summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference. Effective as of June 25, 2006, the Separation Agreement terminates the employment agreement between LifePoint CSGP, LLC and Mr. Donahey, effective June 25, 2001, as amended and restated effective as of December 31, 2004. Mr. Donahey will receive $3.5 million in two equal installments, December 27, 2006 and June 27, 2007, together with a payment to cover any liability for federal excise taxes he may incur as a result of the receipt of such payments. The confidentiality provisions of the Employment Agreement remain in effect for 36 months. During that period, Mr. Donahey may exercise his vested stock options. He will receive insurance benefits comparable to those available to Company executives for a period of two years. The Company and Mr. Donahey also agreed to a mutual release of claims, except for any indemnity claims to which Mr. Donahey may be entitled and for breaches of the Separation Agreement. Mr. Donahey agreed not to compete with the Company for a period of one year in non-urban hospitals, diagnostic/imaging or surgery centers, and the physician recruitment business, subject to certain limitations, and he agreed not to induce or encourage the departure of Company employees for a period of one year. LifePoint CSGP, LLC's obligations under the agreement are guaranteed by the Company.


Item 1.02    Termination of Material Definitive Agreement

             On June 26, 2006, the Company issued a press release announcing that Kenneth C. Donahey, who has served as the Company's chairman, president and chief executive officer since June 2001, is retiring after five years in the role and is resigning as a member of the Company's Board of Directors. Effective as of June 25, 2006, the Separation Agreement terminates the Employment Agreement between LifePoint CSGP, LLC and Mr. Donahey effective June 25, 2001, as amended and restated effective as of December 31, 2004. See the discussion above in Section 1.01, the press release attached as Exhibit 99.1 and the Separation Agreement attached hereto as Exhibit 10.1.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

             On June 26, 2006, the Company issued a press release announcing that, effective immediately, executive vice president William F. (Bill) Carpenter III, age 51, has been promoted to president and chief executive officer. Mr. Carpenter replaces Kenneth C. Donahey, who is retiring after serving five years as the Company's chairman, president and chief executive officer. In addition, on June 25, 2006, Mr. Donahey resigned from the Company's Board of Directors, and Mr. Carpenter was elected by the Company's directors to fill the vacancy resulting from Mr. Donahey's resignation. The terms of any employment agreement between the Company and Mr. Carpenter have not yet been agreed upon and will be provided by an amendment to this report. The June 26, 2006, press release also announced that the Company's current lead director, Owen G. Shell Jr., has been elected as the Company's Chairman of the Board. See the discussion above in Section 1.01, the press release attached as Exhibit 99.1 and the Separation Agreement attached hereto as Exhibit 10.1.


Item 9.01.   Financial Statements and Exhibits.

       (d)   Exhibits

             10.1 Separation Agreement by and between LifePoint CSGP, LLC and Kenneth C. Donahey, effective June 25, 2006.

             99.1 Press Release of LifePoint  Hospitals,  Inc., dated June 26,
             2006.


                                  Page 2 of 4 pages

                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 26, 2006                     LIFEPOINT HOSPITALS, INC.

                                        By:/s/  William F. Carpenter III
                                           -----------------------------

                                           William F. Carpenter III
                                           President and Chief Executive Officer



                                  Page 3 of 4 pages

                                  EXHIBIT INDEX

Exhibit
Number          Description
--------------------------------------------------------------------------------

10.1         Separation Agreement by and between LifePoint CSGP, LLC and Kenneth
             C. Donahey, effective June 25, 2006.

99.1         Press Release of LifePoint Hospitals, Inc., dated June 26, 2006.


                               Page 4 of 4 pages